Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2011 Financial Results

Company Exceeds 2011 Adjusted EBITDA Guidance and Increases Quarterly Cash Dividend by 25%

Highlights:

•	Achieves $638 million in full-year Adjusted EBITDA, exceeding guidance of $610 million to $625 million.

•	Reports fourth quarter Adjusted EBITDA margin of 15.0% and full-year Adjusted EBITDA margin of 13.7%. Excluding Canadian operations, full-year Adjusted EBITDA margin increases to 14.3%.

•	Generates $340 million in full-year Recurring Free Cash Flow, surpassing guidance of $260 million to $300 million.

•	Repays $163 million in debt during the quarter and $325 million since the Worldcolor acquisition, reducing leverage to 2.3x.

•	Increases quarterly cash dividend by 25% to $0.25 per share.

•	Receives authorization from the Canadian Competition Bureau to proceed with the sale of its Canadian business to Transcontinental.

SUSSEX, WI, February 28, 2012 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported strong fourth quarter and full-year 2011 results that surpassed management's previously announced guidance. The reported results include the Company's Canadian operations, which are in the process of being sold, unless otherwise noted. References to pro forma results for 2010 treat the July 2, 2010, Worldcolor acquisition as if it occurred on January 1, 2010. For full financial results, please see the accompanying information.

“We are pleased with our 2011 fourth quarter results, which reflect our ongoing focus on improving productivity and aggressively managing costs, while continuing to pay down debt to strengthen our credit metrics and balance sheet,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Given our strong finish to the year, as well as the strength of our recurring free cash flow and lower risk profile that our recent leverage reduction has provided, we are pleased to declare a 25% increase in our quarterly dividend, which will be payable on March 23, 2012, to shareholders of record on March 12, 2012.”

Net sales for the fourth quarter 2011 were $1.31 billion, down from $1.39 billion for the same period in 2010. Fourth quarter 2011 Adjusted EBITDA was $197 million versus $224 million for the same period in 2010. These results were adversely impacted by volume and pricing pressures, primarily in Canada and in the U.S. retail insert and book product lines, as well as by higher bad debt provisions in 2011 and non-recurring gains in 2010. Offsetting these impacts were productivity improvements, and incremental synergy savings, which totaled
$44 million during the quarter and $196 million since the Worldcolor acquisition.

For the full-year 2011, net sales were $4.67 billion versus pro forma net sales of $4.76 billion for the previous year. Adjusted EBITDA was $638 million for 2011 and, due to stronger fourth quarter performance, the Company surpassed revised 2011 guidance of $610 million to $625 million. Recurring Free Cash Flow was $340 million, exceeding original guidance of $260 million to $300 million and continuing a track record of solid cash flow generation.

The Company continues to manage its outstanding debt and pension liabilities to maintain a strong balance sheet that provides it with flexibility to adjust to changing economic conditions. “We are proud of the progress we have made to repay $163 million in debt during the fourth quarter of 2011, and $325 million since the Worldcolor acquisition,” said John Fowler, Executive Vice President & Chief Financial Officer. “Our year-end leverage ratio of 2.3x remains within our targeted range of 2.0x to 2.5x. Further, we believe our business will continue to generate significant cash flow to support our disciplined capital deployment strategy. As always, the priorities for that capital will be adjusted based on current circumstances and what we think is best for shareholder value creation. For example, our large debt paydown in the quarter, combined with our confidence in our ability to continue generating strong free cash flow, enables us to increase our cash dividend to shareholders, reinforcing our commitment to providing long-term shareholder returns.”

On February 7, 2012, the Company received authorization from the Canadian Competition Bureau to proceed with the sale of its Canadian business to Transcontinental, and expects the transaction to close shortly. Quad/Graphics entered into a definitive agreement with Transcontinental on July 12, 2011, to essentially exchange its Canadian assets (with the exception of its Vancouver, B.C., facility, which was not part of the original transaction) for Transcontinental's Mexican assets. Quad/Graphics completed the acquisition of the Mexican assets on
September 8, 2011.

2012 Outlook

The Company remains cautious about 2012 given the ongoing transformation in the industry. “We anticipate our revenue to be approximately $4.0 billion, which excludes our discontinued operations in Canada that had 2011 revenues of $344 million,” Quadracci said. “In addition, we expect Adjusted EBITDA margin from continuing operations to be flat to slightly less than our 2011 Adjusted EBITDA margin of 14.3%, and Recurring Free Cash Flow to be in excess of $300 million. We will continue to aggressively manage what is within our control and make decisions that are in the best interests of our shareholders. We remain confident in our strategy to redefine print in a multichannel world. Through the dedication and hard work of our employees, we continue to transform our company, making it leaner, stronger and poised for long-term stability and success.”

Fourth Quarter 2011 Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, February 29, to discuss fourth quarter 2011 results. The call will be hosted by Quad/Graphics Chairman, President & CEO Joel Quadracci and Executive Vice President & CFO John Fowler. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics' website at http://investors.qg.com.

To access the conference call, it is recommended that you listen via computer at http://us.meeting-stream.com/quadgraphics_022912/.

Please test your connection prior to joining to ensure a successful user experience. The test link is
http://test.meeting-stream.com.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217 - 9946 (US/Canada)

•	Toll: (702) 696 - 4824 (International)

•	Conference ID: 36386722

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 36386722.

To access the replay via the internet, please use the following link:
http://us.meeting-stream.com/quadgraphics_022912/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of Quad/Graphics, and can generally be identified by the use of words such as "may", "will", "expect", "intend", "estimate", "anticipate", "plan", "foresee", "believe" or "continue" or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements. Among risks, uncertainties and other factors that may impact Quad/Graphics are those described in Item 1A of the Company's most recent Form 10-K and the following: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the potential inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes; the impact of changing future economic conditions; the potential failure to renew long-term contracts with customers, the renewal of those contracts under different terms, or customer nonperformance in accordance with the terms and for the duration of long-term contracts; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in environmental and privacy laws and postal rates, regulations and services; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of goodwill, other intangible assets and property, plant and equipment; the liabilities of Worldcolor with respect to pension and postretirement benefits could grow in the future and create additional costs; restrictions imposed by various covenants in the Company's debt facilities may affect the Company's ability to operate its business; failure to successfully integrate the operations of Quad/Graphics and Worldcolor; risks associated with the Company's operations outside of the United States; and the inability to retain and attract additional, key employees, or the adverse effects of any strikes or other labor protests.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics' filings with the United States Securities and Exchange Commission and other uncertainties and potential events when reviewing the Company's forward-looking statements.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts and circulars, direct mail, books, directories, and commercial and specialty products, including in-store signage. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 24,000 full-time equivalent employees working from approximately

60 print-production facilities as well as other support locations throughout North America, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:
Kelly Vanderboom
Vice President and Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
Net sales	$1,215.6	$1,258.8

Cost of sales	921.4	949.4
Selling, general and administrative expenses	108.5	99.5
Depreciation and amortization	88.7	85.7
Restructuring, impairment and transaction-related charges	31.9	40.5
Total operating expenses	1,150.5	1,175.1

Operating income from continuing operations	65.1	83.7

Interest expense	23.5	31.5

Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	41.6	52.2

Income tax expense	34.1	26.0

Earnings from continuing operations before equity in earnings of unconsolidated entities	7.5	26.2

Equity in earnings of unconsolidated entities	1.4	2.8

Net earnings from continuing operations	$8.9	$29.0

Loss from discontinued operations, net of tax (1)	(15.7)	(2.5)

Net earnings (loss)	$(6.8)	$26.5

Net (earnings) loss attributable to noncontrolling interests	(0.1)	0.1

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(6.9)	$26.6

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$0.19	$0.62
Discontinued operations	(0.34)	(0.05)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.15)	$0.57

Diluted:
Continuing operations	$0.19	$0.60
Discontinued operations	(0.34)	(0.05)
Earnings (loss) per share attributable to Quad/Graphics common shareholders	$(0.15)	$0.55

Weighted average number of common shares outstanding:
Basic	46.8	47.0
Diluted	46.8	48.4

(1)	Includes the results of the Canadian operations. Net earnings from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2011	2010
Net sales	$4,324.6	$3,185.8

Cost of sales	3,302.1	2,406.3
Selling, general and administrative expenses	407.0	303.0
Depreciation and amortization	344.6	267.4
Restructuring, impairment and transaction-related charges	114.0	147.5
Total operating expenses	4,167.7	3,124.2

Operating income from continuing operations	156.9	61.6

Interest expense	108.0	92.9
Loss on debt extinguishment	34.0	—

Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entities	14.9	(31.3)

Income tax expense	26.0	223.2

Loss from continuing operations before equity in earnings of unconsolidated entities	(11.1)	(254.5)

Equity in earnings of unconsolidated entities	3.1	9.1

Net loss from continuing operations	$(8.0)	$(245.4)

Loss from discontinued operations, net of tax (1)	(38.6)	(4.6)

Net loss	$(46.6)	$(250.0)

Net earnings attributable to noncontrolling interests	(0.3)	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(46.9)	$(250.1)

Loss per share attributable to Quad/Graphics common shareholders
Basic and Diluted
Continuing operations	$(0.18)	$(6.55)
Discontinued operations	(0.82)	(0.12)
Loss per share attributable to Quad/Graphics common shareholders	$(1.00)	$(6.67)

Weighted average number of common shares outstanding:
Basic and Diluted	47.1	37.5

(1)	Includes the results of the Canadian operations. Net loss from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,			Three Months Ended December 31,
	2011			2010
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$1,310.0	$94.4	$1,215.6	$1,385.1	$126.3	$1,258.8

Cost of sales	999.9	78.5	921.4	1,057.1	107.7	949.4
Selling, general and administrative expenses	114.6	6.1	108.5	106.7	7.2	99.5
Depreciation and amortization	89.4	0.7	88.7	89.2	3.5	85.7
Restructuring, impairment and transaction-related charges	52.6	20.7	31.9	50.9	10.4	40.5
Total operating expenses	1,256.5	106.0	1,150.5	1,303.9	128.8	1,175.1

Operating income (loss)	53.5	(11.6)	65.1	81.2	(2.5)	83.7

Interest expense (income)	23.3	(0.2)	23.5	31.5	—	31.5

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	30.2	(11.4)	41.6	49.7	(2.5)	52.2

Income tax expense	38.4	4.3	34.1	26.0	—	26.0

Earnings (loss) before equity in earnings of unconsolidated entities	(8.2)	(15.7)	7.5	23.7	(2.5)	26.2

Equity in earnings of unconsolidated entities	1.4	—	1.4	2.8	—	2.8

Net earnings (loss)	$(6.8)	$(15.7)	$8.9	$26.5	$(2.5)	$29.0

Net (earnings) loss attributable to noncontrolling interests	(0.1)	—	(0.1)	0.1	—	0.1

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(6.9)	$(15.7)	$8.8	$26.6	$(2.5)	$29.1

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic	$(0.15)	$(0.34)	$0.19	$0.57	$(0.05)	$0.62
Diluted	$(0.15)	$(0.34)	$0.19	$0.55	$(0.05)	$0.60

Weighted average number of common shares outstanding:
Basic	46.8	46.8	46.8	47.0	47.0	47.0
Diluted	46.8	46.8	46.8	48.4	48.4	48.4

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,			Year Ended December 31,
	2011			2010
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$4,668.5	$343.9	$4,324.6	$3,391.7	$205.9	$3,185.8

Cost of sales	3,592.0	289.9	3,302.1	2,581.6	175.3	2,406.3
Selling, general and administrative expenses	441.5	34.5	407.0	316.2	13.2	303.0
Depreciation and amortization	353.0	8.4	344.6	274.4	7.0	267.4
Restructuring, impairment and transaction-related charges	159.1	45.1	114.0	162.5	15.0	147.5
Total operating expenses	4,545.6	377.9	4,167.7	3,334.7	210.5	3,124.2

Operating income (loss)	122.9	(34.0)	156.9	57.0	(4.6)	61.6

Interest expense	108.2	0.2	108.0	92.9	—	92.9
Loss on debt extinguishment	34.0	—	34.0	—	—	—

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(19.3)	(34.2)	14.9	(35.9)	(4.6)	(31.3)

Income tax expense	30.4	4.4	26.0	223.2	—	223.2

Loss before equity in earnings of unconsolidated entities	(49.7)	(38.6)	(11.1)	(259.1)	(4.6)	(254.5)

Equity in earnings of unconsolidated entities	3.1	—	3.1	9.1	—	9.1

Net loss	$(46.6)	$(38.6)	$(8.0)	$(250.0)	$(4.6)	$(245.4)

Net earnings attributable to noncontrolling interests	(0.3)	—	(0.3)	(0.1)	—	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(46.9)	$(38.6)	$(8.3)	$(250.1)	$(4.6)	$(245.5)

Loss per share attributable to Quad/Graphics common shareholders
Basic and Diluted	$(1.00)	$(0.82)	$(0.18)	$(6.67)	$(0.12)	$(6.55)

Weighted average number of common shares outstanding:
Basic and Diluted	47.1	47.1	47.1	37.5	37.5	37.5

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$25.6	$20.5
Receivables, less allowances for doubtful accounts	656.1	786.4
Inventories	249.5	247.4
Prepaid expenses and other current assets	142.3	64.3
Deferred income taxes	86.7	76.8
Short-term restricted cash	8.5	16.0
Current assets of discontinued operations (1)	72.6	—

Total current assets	1,241.3	1,211.4

Property, plant and equipment—net	2,123.3	2,317.8
Goodwill	787.1	814.7
Other intangible assets—net	295.6	368.3
Long-term restricted cash	67.4	84.5
Equity method investments in unconsolidated entities	69.4	82.5
Other long-term assets	46.2	67.8
Long-term assets of discontinued operations (1)	104.9	—

Total assets	$4,735.2	$4,947.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$301.9	$332.4
Amounts owing in satisfaction of bankruptcy claims	19.5	26.1
Accrued liabilities	393.9	427.1
Purchase price payable on business exchange transaction	62.4	—
Short-term debt and current portion of long-term debt	82.1	102.6
Current portion of capital lease obligations	20.7	14.5
Current liabilities of discontinued operations (1)	48.4	—

Total current liabilities	928.9	902.7

Long-term debt	1,342.8	1,418.4
Unsecured notes to be issued	38.7	52.5
Capital lease obligations	24.9	43.2
Deferred income taxes	471.9	433.8
Other long-term liabilities	521.5	603.8
Long-term liabilities of discontinued operations (1)	99.6	—

Total liabilities	3,428.3	3,454.4

Redeemable equity	3.5	10.6

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	984.2	1,002.0
Treasury stock, at cost	(295.4)	(295.7)
Retained earnings	650.2	720.9
Accumulated other comprehensive income (loss)	(37.7)	52.7

Quad/Graphics common stock and other equity	1,302.7	1,481.3

Noncontrolling interests	0.7	0.7

Total common stock and other equity and noncontrolling interests	1,303.4	1,482.0

Total liabilities and shareholders' equity	$4,735.2	$4,947.0

(1)
Includes the assets and liabilities held for sale of the Canadian operations as of December 31, 2011. The assets and liabilities of the Canadian operations were not retroactively reclassified in the December 31, 2010 condensed consolidated balance sheet.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2011	2010
OPERATING ACTIVITIES
Net loss	$(46.6)	$(250.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	353.0	274.5
Impairment and other non-cash integration charges	27.7	44.4
Loss on debt extinguishment	34.0	—
Deferred income taxes	36.5	192.6
Other non-cash adjustments to net loss	27.2	—
Changes in operating assets and liabilities—net of acquisitions	(60.7)	(108.7)

Net Cash Provided by Operating Activities	371.1	152.8

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(168.3)	(112.6)
Net proceeds from casualty insurance	—	3.3
Proceeds from the sale of property, plant and equipment	16.0	19.7
Transfers from (to) restricted cash	24.6	(38.5)
Deposit made related to business exchange transaction	(50.8)	—
Acquisition of businesses—net of cash acquired	(5.8)	10.0

Net Cash Used in Investing Activities	(184.3)	(118.1)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	649.0	689.2
Payments of long-term debt	(759.7)	(514.9)
Payments of capital lease obligations	(15.6)	(26.3)
Borrowings on revolving credit facilities	896.4	837.0
Payments on revolving credit facilities	(879.6)	(806.4)
Payment of debt issuance costs	(11.5)	(45.8)
Bankruptcy claim payments on unsecured notes to be issued	(13.8)	—
Proceeds from issuance of common stock	1.6	1.1
Purchase of treasury stock	(8.2)	—
Tax benefit on exercise of stock options	0.9	—
Payment of cash distributions	—	(140.0)
Payment of cash dividends	(28.2)	(14.0)
Payment of tax distributions	(4.8)	(10.0)

Net Cash Used in Financing Activities	(173.5)	(30.1)

Effect of exchange rates on cash and cash equivalents	(8.2)	7.0

Net Increase in Cash and Cash Equivalents	5.1	11.6

Cash and Cash Equivalents at Beginning of Period	20.5	8.9

Cash and Cash Equivalents at End of Period	$25.6	$20.5

The condensed consolidated statements of cash flows includes the Canadian operations to be sold in both periods.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended December 31, 2011
North America Print and Related Services	$1,072.9	$91.4	$17.3
International	142.7	(3.8)	2.3
Total operating segments	1,215.6	87.6	19.6
Corporate	—	(22.5)	12.3
Total	$1,215.6	$65.1	$31.9

Three months ended December 31, 2010
North America Print and Related Services	$1,128.6	$116.9	$29.8
International	130.2	(9.6)	1.8
Total operating segments	1,258.8	107.3	31.6
Corporate	—	(23.6)	8.9
Total	$1,258.8	$83.7	$40.5

Year ended December 31, 2011
North America Print and Related Services	$3,826.1	$271.6	$55.3
International	498.5	(19.4)	7.3
Total operating segments	4,324.6	252.2	62.6
Corporate	—	(95.3)	51.4
Total	$4,324.6	$156.9	$114.0

Year ended December 31, 2010
North America Print and Related Services	$2,831.5	$205.1	$55.8
International	354.3	(53.2)	33.3
Total operating segments	3,185.8	151.9	89.1
Corporate	—	(90.3)	58.4
Total	$3,185.8	$61.6	$147.5

Results from the Canadian operations to be sold are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2011	2010
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(6.9)	$26.6

Interest expense	23.5	31.5
Income tax expense	34.1	26.0
Depreciation and amortization	88.7	85.7

EBITDA (Non-GAAP)	$139.4	$169.8
EBITDA Margin (Non-GAAP)	11.5%	13.5%

Restructuring, impairment and transaction-related charges (1)	31.9	40.5
Loss from discontinued operations, net of tax	15.7	2.5

Adjusted EBITDA from continuing operations (Non-GAAP)	$187.0	$212.8
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	15.4%	16.9%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$9.8	$11.4
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	10.4%	9.0%

Adjusted EBITDA - consolidated (Non-GAAP)	$196.8	$224.2
Adjusted EBITDA Margin - consolidated (Non-GAAP)	15.0%	16.2%
 __________________________________

(1)	Operating results from continuing operations for the three months ended December 31, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2011	2010
Employee termination costs (a)	$10.3	$8.5
Impairment charges (b)	9.8	2.1
Transaction-related charges (c)	1.0	—
Integration costs (d)	10.4	17.5
Other restructuring charges (e)	0.4	12.4
Restructuring, impairment and transaction-related charges from continuing operations	$31.9	$40.5
 __________________________________

(a)	Employee termination costs were from severance payments for plant closures and other various workforce reductions.

(b)
Impairment charges incurred in the three months ended December 31, 2011 were from the Stillwater, Oklahoma building upon announcement of plant closure, as well as for machinery and equipment at other facilities. Impairment charges incurred in the three months ended December 31, 2010 were from equipment at the Fredericksburg, Virginia plant upon announcement of plant closure.

(c)
Transaction-related charges incurred in the three months ended December 31, 2011 were primarily due to the Transcontinental transaction. Transaction-related charges incurred in the three months ended December 31, 2010 were primarily due to the Worldcolor acquisition.

(d)
Integration costs were primarily from the integration of Worldcolor into Quad/Graphics, net of a $8.5 million gain on the collection of a note receivable related to the June 2008 sale of Worldcolor's European operations. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. In the three months ended December 31, 2011, a $7.0 million pension and postretirement curtailment gain related to the Buffalo plant closure was included as a reduction of other restructuring charges. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2011	2010
Net loss attributable to Quad/Graphics common shareholders	$(46.9)	$(250.1)

Interest expense	108.0	92.9
Income tax expense	26.0	223.2
Depreciation and amortization	344.6	267.4

EBITDA (Non-GAAP)	$431.7	$333.4
EBITDA Margin (Non-GAAP)	10.0%	10.5%

Restructuring, impairment and transaction-related charges (1)	114.0	147.5
Loss on debt extinguishment	34.0	—
Loss from discontinued operations, net of tax	38.6	4.6

Adjusted EBITDA from continuing operations (Non-GAAP)	$618.3	$485.5
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	14.3%	15.2%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$19.5	$17.4
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	5.7%	8.5%

Adjusted EBITDA - consolidated (Non-GAAP)	$637.8	$502.9
Adjusted EBITDA Margin - consolidated (Non-GAAP)	13.7%	14.8%
 __________________________________

(1)	Operating results from continuing operations for the years ended December 31, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2011	2010
Employee termination costs (a)	$29.5	$26.7
Impairment charges (b)	13.8	32.9
Transaction-related charges (c)	2.9	41.0
Integration costs (d)	45.7	27.8
Other restructuring charges (e)	22.1	19.1
Restructuring, impairment and transaction-related charges from continuing operations	$114.0	$147.5
 __________________________________

(a)	Employee termination costs were from severance payments for plant closures and other various workforce reductions.

(b)
Impairment charges incurred in the year ended December 31, 2011 were from the Stillwater, Oklahoma building upon announcement of plant closure, as well as for machinery and equipment at other facilities. Impairment charges incurred in the year ended December 31, 2010 were from the Pila, Poland, Fredericksburg, Virginia and Reno, Nevada plant closures.

(c)	Transaction-related charges incurred in the year ended December 31, 2011 were primarily due to the Transcontinental transaction.
Transaction-related charges incurred in the year ended December 31, 2010 were primarily due to the Worldcolor acquisition.

(d)
Integration costs were primarily from the integration of Worldcolor into Quad/Graphics, net of a $15.6 million gain on the collection of a note receivable related to the June 2008 sale of Worldcolor's European operations. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, including utility contract costs as well as lease exit charges. In 2011 and 2010, pension and postretirement curtailment gains related to plant closures of $7.0 million and $3.4 million, respectively, were included as a reduction of other restructuring charges. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2011	2010
Net cash provided by operating activities	$371.1	$152.8

Add back non-recurring payments:
Restructuring payments - consolidated	125.2	118.5
World Color Press bankruptcy payments	12.4	24.8

Recurring cash flows provided by operating activities	508.7	296.1

Less: purchases of property, plant and equipment	(168.3)	(112.6)

Recurring Free Cash Flow	$340.4	$183.5

Recurring Free Cash Flow includes the amounts from the Canadian operations to be sold.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	(actual)			(pro forma)
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations
Net sales	$4,668.5	$343.9	$4,324.6	$4,764.7	$366.0	$4,398.7

Cost of sales	3,592.0	289.9	3,302.1	3,653.6	309.5	3,344.1
Selling, general and administrative expenses	441.5	34.5	407.0	448.2	34.1	414.1
Depreciation and amortization	353.0	8.4	344.6	369.2	13.0	356.2
Restructuring, impairment and transaction-related charges	159.1	45.1	114.0	208.8	24.6	184.2
Total operating expenses	4,545.6	377.9	4,167.7	4,679.8	381.2	4,298.6

Operating income (loss)	122.9	(34.0)	156.9	84.9	(15.2)	100.1

Interest expense	108.2	0.2	108.0	132.3	—	132.3
Loss on debt extinguishment	34.0	—	34.0	—	—	—

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(19.3)	(34.2)	14.9	(47.4)	(15.2)	(32.2)

Income tax expense	30.4	4.4	26.0	190.6	1.1	189.5

Loss before equity in earnings of unconsolidated entities	(49.7)	(38.6)	(11.1)	(238.0)	(16.3)	(221.7)

Equity in earnings of unconsolidated entities	3.1	—	3.1	9.1	—	9.1

Net loss	$(46.6)	$(38.6)	$(8.0)	$(228.9)	$(16.3)	$(212.6)

Net earnings attributable to noncontrolling interests	(0.3)	—	(0.3)	(0.1)	—	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(46.9)	$(38.6)	$(8.3)	$(229.0)	$(16.3)	$(212.7)

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations (for 2010, on a pro forma basis).

Pro forma includes the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010. Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company's Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.
PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Years Ended December 31, 2011 and 2010
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2011	2010
	(actual)	(pro forma)
Net loss attributable to Quad/Graphics common shareholders	$(46.9)	$(229.0)

Interest expense	108.0	132.3
Income tax expense	26.0	189.5
Depreciation and amortization	344.6	356.2

EBITDA (Non-GAAP)	$431.7	$449.0
EBITDA Margin (Non-GAAP)	10.0%	10.2%

Restructuring, impairment and transaction-related charges	114.0	184.2
Loss on debt extinguishment	34.0	—
Loss from discontinued operations, net of tax	38.6	16.3

Adjusted EBITDA from continuing operations (Non-GAAP)	$618.3	$649.5
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	14.3%	14.8%

Adjusted EBITDA from discontinued operations (Non-GAAP) (1)	$19.5	$22.4
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (1)	5.7%	6.1%

Adjusted EBITDA - consolidated (Non-GAAP)	$637.8	$671.9
Adjusted EBITDA Margin - consolidated (Non-GAAP)	13.7%	14.1%

(1)
Includes the Adjusted EBITDA and Adjusted EBITDA Margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA Margin from continuing operations.

Pro forma includes the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company's Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.